SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 15, 2008

                           HOLLOMAN ENERGY CORPORATION
                           --------------------------
                 (Name of Small Business Issuer in its charter)

         Nevada                    000-52419             77-0643398
------------------------     ---------------------    ------------------
(State of incorporation)     (Commission File No.)      (IRS Employer
                                                      Identification No.)
                             5257 West Interstate 20
                            Odessa, Texas, 79769-9410
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (432) 381-2050

                           ___________________________

          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written  communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12  under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry Into a Material Definitive Agreement

     On August 3, 2007 the Company acquired Endeavor Canada Corporation ("Endeavor Canada"), an Alberta corporation involved in the exploration and development of oil and gas, for 9,000 shares of the Company Series A Preferred stock and 9,000,000 shares of the Class A Preferred stock of the Company's wholly owned subsidiary, First Endeavor Holdings. Each Series A Preferred share is convertible into one share of the Company' common stock and is entitled to 1,000 votes on any matter submitted to the Company's shareholders for approval. Each Class A Preferred share of First Endeavor Holdings is, at the option of the holder of the shares, convertible into one share of the Company's common stock. Cameron King, a former officer and director of the Company, owned a controlling interest in Endeavor Canada at the time of this transaction and received 6,500 shares of the Company's Series A Preferred stock and 6,500,000 First Endeavor Holdings Class A Preferred shares in exchange for his shares in Endeavor Canada.

     On February 1, 2008 the Company entered into an agreement with Mr. King which provided the Company with the option of exchanging all of the Company's interest in Endeavor Canada for the Company's Series A Preferred shares and the Class A Preferred shares of First Endeavor Holdings, Inc. previously issued to Mr. King.

     Endeavor Canada was incorporated in May 2006. Between May 2006 and December 2006 Endeavor Canada acquired oil and gas properties in Alberta, Canada but was otherwise relatively inactive.

      As of February 15, 2008 Endeavor Canada had a 100% working interest in one well, a 50% working interest in four wells, a 40% working interest in seven wells and working interests of 25% or less in two wells. As of February 15, 2008 six of the wells were producing a total of approximately 2,540 mcf of gas per month (1,140 mcf of gas net to Endeavor Canada's working interest in these wells) and the remaining eight wells were shut in due to required maintenance or the current price of natural gas.

     On February 15, 2008 the option was exercised. As a result, the 6,500 shares of the Company's Series A Preferred stock and the 6,500,000 Class A Preferred shares of First Endeavor Holdings issued to Mr. King were returned to the Company and cancelled and all outstanding shares of Endeavor Canada were transferred to Mr. King.

Item 2.01   Completion of Acquisition or Disposition of Assets

     See Item 1.01 of this report.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   February 19, 2008                 HOLLOMAN ENERGY CORPORATION



                                          By:   /s/ Grant Petersen
                                               ---------------------------------
                                               Grant Petersen, President and
                                               Chief Executive Officer